                                                                   Exhibit 23(b)


                                  [HEINZ LOGO]

                               WORLD HEADQUARTERS

                                600 Grant Street
                      Pittsburgh, Pennsylvania 15219-2857

Lawrence J. McCabe
Senior Vice President
General Counsel and Secretary



                                 March 19, 1998

H. J. Heinz Company
600 Grant Street
Pittsburgh, Pennsylvania 15219

Amendment No. 1 to H. J. Heinz Company Registration Statement
on Form S-3 (333-48017)
-------------------------------------------------------------

Gentlemen:

     I hereby consent to the reference to my name in Amendment No. 1 to
H. J. Heinz Company Registration Statement (333-48017).

                                   Very truly yours,

                                   /s/ LAWRENCE J. MCCABE

                                   Lawrence J. Mccabe


LJM/jnj